Exhibit 99.1

PREFORMED LINE PRODUCTS ANNOUNCES SECOND QUARTER 2023 FINANCIAL RESULTS

CLEVELAND, OHIO – AUGUST 2, 2023 - Preformed Line Products Company (NASDAQ: PLPC) today reported financial results for its second quarter of 2023.

Q2 2023 Highlights:

•
Net sales growth of 11% compared to Q2 2022, matching quarterly record net sales levels achieved in Q1 2023
•
Gross profit margin of 36.5%, consistent with Q1 2023
•
Diluted EPS of $4.08, an increase of 47% from Q2 2022

Net sales in the second quarter of 2023 were $181.8 million compared to $163.5 million in the second quarter of 2022, an 11% increase. Foreign currency translation reduced second quarter 2023 net sales by $2.5 million.

Net income for the quarter ended June 30, 2023 was $20.5 million, or $4.08 per diluted share, compared to $13.7 million, or $2.77 per diluted share, for the comparable period in 2022. The second quarter of 2023 net income continued to benefit from increased gross profit from incremental sales and selling price increases offsetting the impact of inflation on commodities and freight. Gross profit as a percentage of net sales was 36.5% for the second quarter of 2023, an increase of 420 basis points versus the same quarter in 2022. Currency translation rates had an unfavorable effect on net income of $0.4 million.

Net sales increased 21% to $363.6 million for the first six months of 2023 compared to $301.7 million for the first six months of 2022. Currency translation rates reduced net sales by $7.1 million for the six months ended June 30, 2023.

Net income for the six months ended June 30, 2023 was $41.9 million, or $8.35 per diluted share, compared to $26.0 million, or $5.25 per diluted share, for the comparable period in 2022. YTD June 30, 2023 net income benefited from the 21% YTD increase in net sales with related fixed cost leverage as well as the realization of price increases offsetting the impact of inflation on commodities and freight. Currency translation rates had an unfavorable effect on net income of $0.6 million.

Rob Ruhlman, Chairman and Chief Executive Officer, said, “We continue to generate strong net sales performance, matching the quarterly net sales record set earlier this year. We also generated strong net income and earnings per share, falling just short of our previous record earnings in Q1 2023. The strong quarterly results were made possible by the PLP-USA, EMEA, and Asia-Pacific regions posting improved net sales and pre-tax earnings versus Q2 2022 while the Americas fell just short of besting their Q2 2022 results. During the first two quarters of 2023, net sales have outpaced orders resulting in a 29% decrease to backlog from the beginning of the year and an improvement in production lead times, which is a positive for PLP and its customers. We will continue to focus on the delivery of high-quality products and timely service that our customers have come to expect from our dedicated workforce.”

FORWARD-LOOKING STATEMENTS

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the Company, including those statements regarding the Company’s and management’s beliefs and expectations concerning the Company’s future performance or anticipated financial results, among others. Except for historical information, the matters discussed in this release are forward-looking statements that involve risks and uncertainties which may cause results to differ materially from those set forth in those statements. Among other things, factors that could cause actual results to differ materially from those expressed in such forward-looking statements include the uncertainty in global business conditions and the economy due to factors such as inflation, rising interest rates, labor disruptions, military conflict, political instability, exchange rates and lingering effects of COVID-19, the strength of demand and availability of funding for the Company’s products and the mix of products sold, the relative degree of competitive and customer price pressure on the Company’s products, the cost, availability and quality of raw materials required for the manufacture of products, opportunities for business growth through acquisitions and the ability to successfully integrate any acquired businesses, changes in regulations and tax rates, security breaches, litigation and claims and the Company’s ability to continue to develop proprietary technology and maintain high-quality products and customer service to meet or exceed new industry performance standards and individual customer expectations, and other factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the Company’s 2022 Annual Report on Form 10-K filed with the SEC on March 3, 2023 and subsequent filings with the SEC. The Annual Report on Form 10-K and the Company’s other filings with the SEC can be found on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

ABOUT PLP

PLP protects the world’s most critical connections by creating stronger and more reliable networks. The company’s precision-engineered solutions are trusted by energy and communications providers worldwide to perform better and last longer. With locations in 20 countries, PLP works as a united global corporation, delivering high-quality products and unparalleled service to customers around the world.

MEDIA RELATIONS INVESTOR RELATIONS

JOSH NELSON ANDREW S. KLAUS

MANAGER, MARKETING COMMUNICATIONS CHIEF FINANCIAL OFFICER

+1 440 473 9120 +1 440 473 9246

JOSH.NELSON@PLP.COM ANDY.KLAUS@PLP.COM

PREFORMED LINE PRODUCTS COMPANY

CONSOLIDATED BALANCE SHEETS

	June 30, 2023	December 31, 2022
(Thousands of dollars, except share and per share data)	(Unaudited)
ASSETS
Cash, cash equivalents and restricted cash	$43,160	$37,239
Accounts receivable, less allowances of $6,709 ($5,600 in 2022)	144,593	125,261
Inventories, net	148,481	147,458
Prepaid expenses	8,749	13,283
Other current assets	8,440	4,929
TOTAL CURRENT ASSETS	353,423	328,170
Property, plant and equipment, net	200,325	175,011
Goodwill	29,530	28,004
Other intangible assets, net	13,682	14,082
Deferred income taxes	6,415	5,320
Other assets	18,567	17,892
TOTAL ASSETS	$621,942	$568,479
LIABILITIES AND SHAREHOLDERS' EQUITY
Trade accounts payable	$50,033	$46,839
Notes payable to banks	13,701	18,098
Current portion of long-term debt	6,889	3,018
Accrued compensation and other benefits	25,210	24,356
Accrued expenses and other liabilities	30,937	23,024
TOTAL CURRENT LIABILITIES	126,770	115,335
Long-term debt, less current portion	68,944	68,420
Other noncurrent liabilities and deferred income taxes	27,779	26,100
SHAREHOLDERS' EQUITY
Common shares – $2 par value per share, 15,000,000 shares authorized, 4,917,501 and 4,917,020 issued and outstanding, at June 30, 2023 and December 31, 2022	13,509	13,351
Common shares issued to rabbi trust, 241,343 and 245,386 shares at June 30, 2023 and December 31, 2022, respectively	(10,039)	(10,261)
Deferred compensation liability	10,039	10,261
Paid-in capital	56,943	53,646
Retained earnings	500,726	460,930
Treasury shares, at cost, 1,840,552 and 1,758,901 shares at June 30, 2023 and December 31, 2022, respectively	(109,143)	(99,303)
Accumulated other comprehensive loss	(63,586)	(69,987)
TOTAL PREFORMED LINE PRODUCTS COMPANY SHAREHOLDERS' EQUITY	398,449	358,637
Noncontrolling interest	-	(13)
TOTAL SHAREHOLDERS' EQUITY	398,449	358,624
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$621,942	$568,479

PREFORMED LINE PRODUCTS COMPANY

STATEMENTS OF CONSOLIDATED INCOME

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
(Thousands of dollars, except share and per share data)
Net sales	$181,813	$163,471	$363,637	$301,694
Cost of products sold	115,486	110,765	231,026	207,037
GROSS PROFIT	66,327	52,706	132,611	94,657
Costs and expenses
Selling	13,013	11,668	25,401	22,328
General and administrative	18,220	16,948	36,830	33,256
Research and engineering	5,760	5,363	10,953	10,137
Other operating expense, net	1,186	778	2,298	1,536
	38,179	34,757	75,482	67,257
OPERATING INCOME	28,148	17,949	57,129	27,400
Other (expense) income
Interest income	419	104	723	216
Interest expense	(1,134)	(784)	(2,199)	(1,310)
Other income, net	108	495	147	5,599
	(607)	(185)	(1,329)	4,505
INCOME BEFORE INCOME TAXES	27,541	17,764	55,800	31,905
Income tax expense	7,077	4,043	13,917	5,883
NET INCOME	$20,464	$13,721	$41,883	$26,022
Net loss (income) attributable to noncontrolling interests	8	(9)	(13)	(25)
NET INCOME ATTRIBUTABLE TO PREFORMED LINE PRODUCTS COMPANY SHAREHOLDERS	$20,472	$13,712	$41,870	$25,997
AVERAGE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING:
Basic	4,944	4,940	4,940	4,934
Diluted	5,024	4,955	5,013	4,954
EARNINGS PER SHARE OF COMMON STOCK ATTRIBUTABLE TO PREFORMED LINE PRODUCTS COMPANY SHAREHOLDERS:
Basic	$4.14	$2.78	$8.48	$5.27
Diluted	$4.08	$2.77	$8.35	$5.25

Cash dividends declared per share	$0.20	$0.20	$0.20	$0.20